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                                                                      EXHIBIT 21



SUBSIDIARIES OF ON COMMAND CORPORATION          STATE OF INCORPORATION       OTHER BUSINESS NAMES
----------------------------------------        ----------------------       -------------------------
Hotel Digital Network, Inc.                     California                   Instant Media Network

On Command Development Corporation              Delaware                     None

On Command Video Corporation                    Delaware                     None

OCV Iberia S.A.                                 Spain                        None

Spectradyne International, Inc.                 Delaware                     None

On Command Argentina S.R.L.                     Argentina                    None

On Command Canada, Inc.                         Ontario, Canada              None